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                                                                  EXHIBIT (a)(4)

                          Offer to Purchase for Cash
                    All Outstanding Shares of Common Stock
          (Including the Associated Preferred Share Purchase Rights)
                                      of
                          Wynn's International, Inc.
                                      at
                             $23.00 Net Per Share
                                      by
                               WI Holding Inc.,
                         a wholly owned subsidiary of
                          Parker-Hannifin Corporation

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JULY 20, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                  June 22, 2000

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated June 22, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which collectively, together with the Offer to Purchase and any amendments or supplements thereto, constitute the "Offer") relating to the offer by WI Holding Inc., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Parker-Hannifin Corporation, an Ohio corporation, to purchase all outstanding shares of common stock, par value $0.01 per share, including the associated preferred share purchase rights (the "Shares"), of Wynn's International, Inc., a Delaware corporation (the "Company"), at a purchase price of $23.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal enclosed herewith. Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available, or who cannot deliver their Share Certificates and all other required documents to the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

  WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.
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  Please note the following:

    1. The tender price is $23.00 per Share net to you in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

    2. The Offer is being made for all outstanding Shares.

    3. The Board of Directors of the Company has determined that each of the Offer and the Merger (as defined in the Offer to Purchase) is fair to, and in the best interests of, the stockholders of the Company, and recommends that stockholders accept the Offer and tender their Shares pursuant to the Offer.

    4. The Offer is conditioned upon, among other things, there being validly tendered prior to the expiration of the Offer and not properly withdrawn a number of Shares that represents at least a majority of the total number of outstanding Shares on a fully diluted basis. The Offer is also subject to the conditions set forth in the Offer to Purchase. See the Introduction and Sections 1, 13 and 14 of the Offer to Purchase.

    5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by Merger Sub pursuant to the Offer.

    6. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, July 20, 2000, unless the Offer is extended.

    7. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by National City Bank (the "Depositary") of (a) Share Certificates or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at the Depositary Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

  If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the back page of this letter. An envelope to return your instructions to us is enclosed.

  YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

  The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Merger Sub may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

  In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of Merger Sub by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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  INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH ALL OUTSTANDING
                            SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                      of

                          WYNN'S INTERNATIONAL, INC.

                                      by

                               WI HOLDING INC.,

                           a wholly owned subsidiary

                                      of

                          PARKER-HANNIFIN CORPORATION

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 22, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which collectively, together with the Offer to Purchase and any amendments or supplements thereto, constitute the "Offer") in connection with the offer by WI Holding Inc., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Parker-Hannifin Corporation, an Ohio corporation, to purchase all outstanding shares of common stock, par value $0.01 per share, including the associated preferred share purchase rights (the "Shares"), of Wynn's International, Inc., a Delaware corporation, at a purchase price of $23.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase.

  This will instruct you to tender to Merger Sub the number of Shares indicated below that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to Be Tendered: _______________________________________Shares*

Date: _____________________, 2000

* Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares held by us for your account.

                                   SIGN HERE

Signature(s) __________________________________________________________________

_______________________________________________________________________________
                                 (Print Names)

_______________________________________________________________________________

_______________________________________________________________________________
                              (Print Address(es))

_______________________________________________________________________________

_______________________________________________________________________________
                                                                  (Zip Code)

_______________________________________________________________________________
                      (Area Code and Telephone Number(s))

_______________________________________________________________________________
            (Taxpayer Identification or Social Security Number(s))

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